Exhibit 99.1

Talis Biomedical Appoints Former Roche Molecular CEO Heiner Dreismann to Board of Directors, Announces Former Genomic Health CEO Kim Popovits as Lead Independent Director

REDWOOD CITY, Calif. – May 23, 2023 – Talis Biomedical Corporation (Nasdaq: TLIS), a diagnostic company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today announced Heiner Dreismann has joined its board of directors, effective immediately. Talis Bio also recently appointed Kim Popovits, who has served as a member of the board since March 2020, as its lead independent director.

“Heiner’s entrepreneurial vision and track record leading multiple corporate functions over the course of his 20-year tenure at Roche Diagnostics are ideal for the opportunities Talis Bio is pursuing,” said Rob Kelley, chief executive officer at Talis Bio. “We look forward to benefiting from Heiner’s seasoned perspective and Kim’s continued support as we execute our plan to deliver multiple women’s and sexual health tests at the point of care.”

Dr. Dreismann has more than 35 years of experience in the diagnostic industry and is regarded as a pioneer in the early adoption of polymerase chain reaction (PCR) technique. From 1985 to 2006, he held multiple executive positions at Roche Diagnostics, including president and chief executive officer of Roche Molecular Systems, head of global business development of Roche Diagnostics and member of Roche’s Global Diagnostic Executive Committee. Dr. Dreismann currently serves on the boards of several public and private healthcare companies. He earned a Master of Science degree in Biology and his Ph.D. in Microbiology/Molecular Biology (summa cum laude) from The University of Munster in Germany.

“I believe there is a significant opportunity to decentralize molecular testing, beginning with some of the most pressing needs in women’s and sexual health that Talis Bio plans to address. I am impressed by the differentiated design of the Talis One® system and the manufacturing capabilities the company has established to support its commercial plan,” said Dr. Dreismann. “I look forward to collaborating with this impressive team to advance Talis Bio’s regulatory strategy and product roadmap.”

Ms. Popovits has been a member of the Talis Bio board of directors since March 2020 and has been elevated to be its lead independent director. She is the former chairman of the board, president and chief executive officer of Genomic Health. Under her leadership, Genomic Health became the world’s leading provider of genomic-based diagnostic tests that optimized the treatment of cancer, resulting in an acquisition by Exact Sciences for $3 billion in 2019. Prior to joining Genomic Health in 2002, Ms. Popovits held multiple senior management roles of increasing responsibility at Genentech. In addition to Talis Bio, she currently serves on the boards of several public and private healthcare companies.

“Talis Bio has made important progress and is now well positioned to execute on its plans for future growth and value creation. I welcome Heiner to Talis Bio and look forward to working with the board and the executive leadership team to deliver on our mission to address a critical need in serving patients at the point of care,” said Ms. Popovits.

About Talis Biomedical

Talis Biomedical is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The Company plans to develop and commercialize innovative products on its sample-to-answer Talis One® system to enable accurate, low cost, and rapid molecular testing. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “could,” “estimate,” “continue,” “predict,” “potential,” “forecast,” “project,” “plan,” “intend” or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to advance our pipeline, including the plans to develop Talis One tests in the women’s and sexual health markets; the size and potential of our opportunity in the women’s and sexual health markets; our ability to capitalize on any competitive advantages; our ability to position Talis Bio to provide durable value to our shareholders; the benefits of our regulatory strategy; our future revenue growth and profit margins; and our ability to lower our cash burn, extend operations and extend our cash runway. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties associated with development and regulatory approval, the impact to our business from global economic conditions, including inflationary pressures, the ongoing COVID-19 pandemic and any related impact on our ability to develop our pipeline products, our ability to achieve or sustain profitability, our ability to launch and gain market acceptance for our pipeline products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing, capacity constraints or delays in production of our products, and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis Bio assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407